EXHIBIT 10.13

AMENDMENT NO. 1 TO

COMMITMENT LETTER

This AMENDMENT NO. 1 TO COMMITMENT LETTER (the “Amendment”) is made and entered into as of April 10, 2003 by and between Countrywide Warehouse Lending (“Lender”) and Encore Credit Corp. (“Borrower”). This Amendment amends that certain Commitment Letter by and between Lender and Borrower dated as of May 13, 2002 (the “Commitment Letter”), which supplements that certain Revolving Credit and Security Agreement by and between Lender and Borrower dated as of May 13, 2002 (as may be amended from time to time, the “Credit Agreement”).

R E C I T A L S

Lender and Borrower have previously entered into the Commitment Letter and Credit Agreement pursuant to which Lender may, from time to time, provide Borrower credit in the form of a warehouse line secured by residential mortgage loans. Lender and Borrower hereby agree that the Commitment Letter shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1.	Aggregate Credit Limit. Lender and Borrower agree that the Aggregate Credit Limit of the Commitment Letter shall be deleted in its entirety and replaced with the following:

“One Hundred Million Dollars ($100,000,000)”

2.	Schedule 3—Minimum Over/Under Account Balance. Lender and Borrower agree that the Minimum Over/Under Account Balance set forth in Schedule 3 of the Commitment Letter shall be deleted in its entirety and replaced with the following:

“Minimum OVER/UNDER ACCOUNT BALANCE: One Million Dollars ($1,000,000) Interest to be paid monthly on the Over/Under Account Minimum Balance at a rate of 30 day LIBOR less 50 basis points.”

3.	Maturity Date. Lender and Borrower hereby extend the Term of the Agreement to June 12, 2003, at which time the Agreement will expire.

4.	Financial Ratios. Lender and Borrower agree that the Financial Ratios of the Commitment Letter shall be deleted in its entirety and replaced with the following:

“Minimum Tangible Net Worth:	$7,500,00

Maximum ratio for use of Warehouse Facilities, Purchase facilities, and Repurchase facilities, to Tangible Net Worth plus Subordinated Debt:	30:1

Minimum Liquidity:	Borrower to maintain cash or cash equivalents in a minimum amount at least equal to the 30% of Tangible Net Worth, inclusive of the Over/Under Account Balance.

Profitability:	Borrower must be profitable on a quarterly basis.”

5.	No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Commitment Letter shall remain in full force and effect and nothing herein shall affect the rights and remedies of Lender as provided under the Commitment Letter and Credit Agreement. To the extent any amendments to the Commitment Letter contained herein conflict with any previous amendments to the Commitment Letter, the amendments contained herein shall control.

6.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

IN WITNESS WHEREOF, Lender and Borrower have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE WAREHOUSE LENDING		ENCORE CREDIT CORP.

By:	/s/ THOMAS C. WILLIAMS	By:
	Signature		Signature
Name:	Thomas C. Williams	Name:
Title:	President	Title: